         As filed with the Securities and Exchange Commission on April 30, 1998.
                                             Registration No. 333-_____________.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            ------------------------


                               THE COMPANY DOCTOR
             (Exact name of registrant as specified in its charter)

            Delaware                                     72-1234136
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                   5215 North O'Connor Boulevard, Suite 1800
                              Irving, Texas 75039
                           Telephone:  (972) 401-8300
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               The Company Doctor
                401(k) Retirement Plan and Profit Sharing Trust
                            (Full title of the plan)

                                  Fred Parrish
                   5215 North O'Connor Boulevard, Suite 1800
                              Irving, Texas 75039
                           Telephone:  (972) 401-8300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                             Robert W. Walter, Esq.
                    Berliner Zisser Walter & Gallegos, P.C.
                                   Suite 4700
                              1700 Lincoln Street
                             Denver, Colorado 80203
                           Telephone:  (303) 830-1700

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                           AMOUNT          PROPOSED MAXIMUM        PROPOSED MAXIMUM
          TITLE OF SECURITIES               TO BE           OFFERING PRICE            AGGREGATE            AMOUNT OF
           TO BE REGISTERED              REGISTERED          PER SHARE(1)         OFFERING PRICE(1)     REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock(2) . . . . . . . . . . .      25,000               $ 3.50                 $ 87,500             $ 25.82
========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). Represents the average of the high and low prices for the Common Stock as quoted on The Nasdaq SmallCap Market on April 14, 1998.
(2) Pursuant to Rule 416, includes such indeterminate number of additional shares of Common Stock as may be required to be issued pursuant to the anti-dilution provisions of the Stock Option Plan in the event of a stock split, stock dividend or similar event.
================================================================================

                                     PART I

             INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents previously filed with the Securities and Exchange Commission are incorporated herein by reference:

     (a) The Registrant's latest Annual Report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing consolidated audited financial statements for the Registrant's fiscal year ended June 30, 1997;

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above; and

     (c) The description of Common Stock contained in the Registrant's Registration Statement on Form 8-A filed December 29, 1995 under the Exchange Act, which Form 8-A incorporated by reference the description of the Registrant's capital stock contained in the Company's Registration Statement on Form SB-2 (S.E.C. File No. 333-99530-D), as filed with the Commission under the Securities Act of 1933, as amended, on November 16, 1995 and declared effective February 6, 1996.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          The validity of the securities to be issued under The Company Doctor 401(k) Retirement Plan and Profit Sharing Trust has been passed upon for the Registrant by Berliner Zisser Walter & Gallegos, P.C., Denver, Colorado. A partner of such firm holds options to acquire 40,601 shares of Common Stock of the Registrant and owns 7,253 shares of Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Pursuant to the provisions of the Delaware General Corporation Law, the Registrant has adopted provisions in its Certificate of Incorporation which provide that directors of the Registrant shall not be personally liable for monetary damages to the Registrant or its stockholders for a breach of fiduciary duty as a director.

          The Delaware General Corporation Law also empowers a corporation to indemnify directors, officers, employees and agents and to the extent that such persons have been successful on the merits or otherwise n defense of any action, suite or proceeding referred to in such statute, indemnification against expenses in connection therewith is mandated.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

*      4.1   Form of specimen certificate for Common Stock of the Registrant.

*      4.2   Form of specimen certificate for Warrants of the Registrant.

*      4.4   Form of Unit Purchase Option of the Registrant.

*      4.5   Form of Warrant Agreement by and among the Registrant, Continental
             Stock Transfer & Trust Company and Royce Investment Group, Inc.

**     5.    Opinion of Berliner Zisser Walter & Gallegos, P.C., regarding legality of the securities covered by this Registration Statement.

**     23.1  The consent of Berliner Zisser Walter & Gallegos, P.C., to the use
             of its opinion with respect to the legality of the securities covered by this Registration Statement and to the references to such firm in the Prospectus filed as part of this Registration
             Statement is included in Exhibit 5.

**     23.2  Consent of Ehrhardt Keefe Steiner & Hottman PC, independent certified public accountants for the Registrant.

----------
* Incorporated by reference from the Registrant's Registration Statement on Form SB-2 (S.E.C. File No. 333-99530-D).
** Filed herewith.

ITEM 9.  UNDERTAKINGS.

       (a)  Rule 415.

       The undersigned small business issuer hereby undertakes that it will:

            (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

               (iii) Include any additional or changed material information on the plan of distribution.

            (2) For determining liability under the Securities Act of 1933 (the "Securities Act"), treat each post- effective amendment as a new registration statement of securities offered, and the offering of the securities at that time to be the initial bona fide offering.

            (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

       (b)  Warrants and rights offerings.

       Not applicable.

       (h)  Indemnification.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on April 27, 1998.

                                       THE COMPANY DOCTOR


                                       By: /s/ Dale W. Willetts
                                           -------------------------------------
                                           Dale W. Willetts, Acting Chief
                                           Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                TITLE                                 DATE
                  ---------                                -----                                 ----
  /s/ Donald F. Angle, M.D.                    Chairman of the Board                        April 27, 1998
---------------------------------------
      Donald F. Angle, M.D.


  /s/ Dale W. Willetts                         Acting Chief Executive Officer               April 27, 1998
---------------------------------------
      Dale W. Willetts                         and Director


  /s/ Fred G. Parrish                          Chief Operating Officer                      April 27, 1998
---------------------------------------
      Fred G. Parrish                          and Acting Principal Financial and
                                               Accounting Officer


  /s/ Carl S. Luikart                          Director                                     April 27, 1998
---------------------------------------
      Carl S. Luikart


  /s/ John P. Kennedy                          Director                                     April 27, 1998
---------------------------------------
      John P. Kennedy


  /s/ W. Howard Haun                           Director                                     April 27, 1998
---------------------------------------
      W. Howard Haun


  /s/ Stephen W. Cavanaugh                     Director                                     April 27, 1998
---------------------------------------
      Stephen W. Cavanaugh

                                 EXHIBIT INDEX


*      4.1   Form of specimen certificate for Common Stock of the Registrant.

*      4.2   Form of specimen certificate for Warrants of the Registrant.

*      4.4   Form of Unit Purchase Option of the Registrant.

*      4.5   Form of Warrant Agreement by and among the Registrant, Continental
             Stock Transfer & Trust Company and Royce Investment Group, Inc.

**     5.    Opinion of Berliner Zisser Walter & Gallegos, P.C., regarding legality of the securities covered by this Registration Statement.

**     23.1  The consent of Berliner Zisser Walter & Gallegos, P.C., to the use
             of its opinion with respect to the legality of the securities covered by this Registration Statement and to the references to such firm in the Prospectus filed as part of this Registration
             Statement is included in Exhibit 5.

**     23.2  Consent of Ehrhardt Keefe Steiner & Hottman PC, independent certified public accountants for the Registrant.

----------
* Incorporated by reference from the Registrant's Registration Statement on Form SB-2 (S.E.C. File No. 333-99530-D).
** Filed herewith.